SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934


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Filed by a Party other than the Registrant [ ]


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[ ]  Preliminary Proxy Statement
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         (as permitted by Rule 14a-6(e)(2))
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[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                           ZURN INDUSTRIES, INC.
              (Name Of Registrant As Specified In Its Charter)


(Name Of Person(s) Filing Proxy Statement If Other Than The Registrant)

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                                 (ZURN LOGO)




               NOTICE OF ANNUAL MEETING AND PROXY STATEMENT



                                 June 27, 1997

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders. We look forward to meeting all who are able to attend.

     Whether or not you plan to attend, please take a few minutes now to complete, sign, and return the enclosed proxy or voting instructions to ensure that your shares will be represented at the meeting. Proxy voting is one of your important rights as a Zurn Shareholder and a vital link between you and your Company.

     If your stock is registered in the name of a bank, broker, or other nominee, you still have the right to vote by sending your voting instruction form to the record holder.

     Thank you for your continuing interest in Zurn Industries.

                                 Very truly yours,

                                 /s/ Robert R. Womack
                                 ROBERT R. WOMACK
                                 Chairman and Chief Executive Officer



Please mail your proxy to:
National City Bank
Corporate Trust Operations
P.O. Box 92301
Cleveland, Ohio, U.S.A. 44101-8636

                               (ZURN LOGO)


                        NOTICE OF ANNUAL MEETING

TO OUR SHAREHOLDERS:

     The Annual Meeting of Shareholders of Zurn Industries, Inc. will be held at the Pittsburgh Airport Marriott Hotel, Parkway West-Montour Run Exit, 100 Aten Road, Coraopolis, Pennsylvania on Friday, August 1, 1997, at 9:30 a.m., EDT, for the following purposes:

     1. To elect three (3) directors for terms of three (3) years each and one (1) director for a term of two (2) years.

     2. To ratify the appointment of Ernst & Young LLP as independent auditors for the current fiscal year.

     3. To consider and act upon such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on June 20, 1997, as the record date for the determination of Shareholders entitled to notice of and to vote at this Annual Meeting.

                                 ZURN INDUSTRIES, INC.


                                 DENNIS HAINES
                                 General Counsel and Secretary
                                 Erie, Pennsylvania
                                 June 27, 1997


                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT.
                  PLEASE COMPLETE, SIGN, AND RETURN YOUR PROXY.

                           ZURN INDUSTRIES, INC.
                              ONE ZURN PLACE
                         ERIE, PENNSYLVANIA 16505


                              PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Zurn Industries, Inc. (hereinafter the "Company") of proxies for the Annual Meeting of Shareholders to be held Friday, August 1, 1997. You are requested to sign and return the enclosed proxy card to ensure that your shares are voted. A Shareholder giving this proxy has the power to revoke it at any time before it is exercised by giving notice to the Secretary of the Company. The cost of proxy solicitation will be borne by the Company. Once the Notice of Annual Meeting, this Proxy Statement, and the proxy form have been mailed, employees of the Company may solicit proxies by personal interview, mail, telephone, or telegraph. The Company has retained Morrow & Co., Inc. to aid in the solicitation of certain proxies at an anticipated fee of $5,000 plus out-of-pocket expenses. A copy of the Annual Report for the fiscal year ended March 31, 1997, accompanies this Proxy Statement or has been mailed to Shareholders entitled to vote at this Annual Meeting. This Proxy Statement is first being mailed to Shareholders on or about June 27, 1997.

     On the record date, June 20, 1997, there were outstanding 12,366,212 shares of common stock and 2,072 shares of preferred stock entitled to notice of and to vote at the meeting. Each share of common stock and each share of preferred stock is entitled to one vote and holders of common and preferred stock will vote together as a single class.

                            AGENDA ITEM NO. 1
                          ELECTION OF DIRECTORS

     Three (3) directors are to be elected for a term of three (3) years each and one (1) director for a term of two (2) years. It is intended that the shares represented by the proxies will be voted in favor of nominees proposed by the Board of Directors who are listed in the following paragraphs along with brief statements setting forth their present principal occupations and other information. In the event that any nominee for director shall not be a candidate for election, votes will be cast for such substitute nominee as may be nominated by the Board of Directors. A majority of the votes cast is required to elect a director. Abstentions and broker nonvotes will not be counted as votes cast.

                 Nominees For a Term of Three Years Each

Scott G. Arbuckle
     Age 65, Director since January 1997, and member of the Corporate Governance and Nominating Committee. Retired Chairman and Chief Executive Officer of Eljer Industries, Inc.




Michael K. Brown
     Age 59, Director since October 1995, and member of the Audit Committee and the Corporate Governance and Nominating Committee. Director and Senior Advisor, Brown Brothers Harriman (HK) Ltd. and former Area General Manager, Standard Chartered Bank, Singapore. Also, inter alia, former Director, Export Credit Insurance Corporation of Singapore, Hong Kong Government Industry Development Board, and Hong Kong Government Textiles Advisory Board.

Robert D. Neary
     Age 63, Director since June 1995, Chair of the Audit Committee, and member of the Management Development and Compensation Committee and of the Corporate Governance and Nominating Committee. Retired Co-Chairman, Ernst & Young (international accounting and consulting firm). Chairman of the Board of Trustees and President, Armada Funds and Director, Cold Metal Products, Inc.

                      Nominee For a Term of Two Years

John M. Sergey
     Age 54, Director since June 1997, and member of the Corporate Governance and Nominating Committee. President and Chief Executive Officer, Strategic
Distribution, Inc. (industrial supply procurement solutions).   Former
Executive Vice President, GAF Corporation, and President and Chief Executive Officer, GAF Materials Corporation (building materials manufacturer).

           Directors Whose Terms of Office Continue Until 1998

Edward J. Campbell
     Age 69, Director since August 1986, Chair of the Executive and Finance Committee, and member of the Management Development and Compensation Committee and of the Corporate Governance and Nominating Committee. Retired President,
J I Case Co. (farm and construction machinery and equipment) and Newport News Shipbuilding (shipbuilding and repairing). Director of Global Marine, Inc. and Titan Wheel International.

Robert R. Womack
     Age 59, Director since October 1994, and member of the Executive and Finance Committee and of the Corporate Governance and Nominating Committee. Chairman and Chief Executive Officer, Zurn Industries, Inc. Formerly an independent consultant, former Vice Chairman and Chief Executive Officer, IMO Industries, Inc. (controls, pumps and engineered power products) and former Director, President and Chief Operating Officer, Ranco, Inc.

            Directors Whose Terms of Office Continue Until 1999

Zoe Baird
     Age 45, Director since August 1993, Chair of the Corporate Governance and Nominating Committee, and member of the Audit Committee. President, John and Mary R. Markle Foundation (effective January 1998) and Senior Research Associate and Senior Visiting Scholar, Yale Law School. Former Senior Vice President and General Counsel, Aetna Life and Casualty Company (multiline insurance company) and former Counsellor and Staff Executive, General Electric

Company (aerospace, broadcasting, and electrical equipment manufacturer). Director of Southern New England Telecommunications Corporation and The Southern New England Telephone Company.

William E. Butler
     Age 66, Director since November 1992, Chair of the Management Development and Compensation Committee, and member of the Executive and Finance Committee and of the Corporate Governance and Nominating Committee. Retired Director, Chairman and Chief Executive Officer, Eaton Corporation (manufacturer of vehicle powertrain components and controls). Director of Applied Industrial Technologies, Inc., Ferro Corporation, The Goodyear Tire & Rubber Company, and Pitney-Bowes, Inc.

                  Committees of the Board of Directors

     The Board has an Audit Committee, an Executive and Finance Committee, a Management Development and Compensation Committee, and a Corporate Governance and Nominating Committee. The membership of each of these committees is designated in the information on Nominees and Directors.

     The Audit Committee considers accounting and auditing matters concerning the Company and makes recommendations to the Board of Directors as the Committee deems appropriate. Its responsibilities also include recommending to the Board the engagement of independent public accountants to audit the financial statements of the Company, reviewing compliance with environmental and other laws, and reviewing the scope, adequacy, and results of the Company's internal audit and control procedures. This Committee consists exclusively of nonmanagement directors.

     The Executive and Finance Committee possesses and may exercise all of the powers of the Board of Directors in the management of the Company's business between meetings of the Board. The Committee also establishes investment policies for the Company's cash and pension funds, reviews and recommends to the Board actions with respect to borrowing and credit agreements and the payment of dividends, and reviews charitable contributions.

     The Management Development and Compensation Committee reviews plans for developing successor executive officers and senior operating management. It also approves the adoption of compensation plans and the payments or grants
made under the plans.   Like the Audit Committee, this Committee consists
exclusively of nonmanagement directors.

     The Corporate Governance and Nominating Committee, on which all of the Board's directors serve, addresses Shareholder proposals and formulates policies and procedures pertaining to corporate governance. In addition, this Committee selects and recommends nominees for election as directors and will consider nominees recommended by Shareholders.(1)
_____________________________
     (1) Recommendations by Shareholders must be forwarded to the Secretary of the Company at least 90 days prior to the Annual Meeting and should identify the nominee by name and provide pertinent information concerning the nominee's background and experience.

     The Board meets in executive session prior to every regular meeting of the Board as a means of allowing candid interchange of ideas and concerns. These sessions are held in the presence of the Chairman, who is also the Chief Executive Officer, but outside the presence of other management personnel. There is no prescribed list of issues or length for these sessions. Nonmanagement directors meet outside the presence of the Chief Executive Officer to discuss the performance of the Chief Executive Officer and other matters as may be deemed appropriate.

     During the prior fiscal year, the Management Development and Compensation Committee, the Executive and Finance Committee, the Corporate Development and Nominating Committee and the Audit Committee each met three times. There were eight meetings of the Board of Directors. Each Director attended more than 75% of the meetings of Board and the committees on which he or she served.






































                      Security Ownership Of Common stock

     Beneficial ownership of the common stock of the Company as of June 10, 1997, by each party known to the directors to own more than 5%, by each director and Named Executive Officer, and by directors and executive officers as a group,was:
                                           Number of Shares
                               Sole Investment     Shared Investment Percent of
Name                          and Voting Power (1) and Voting Power  Class (2)

Owners of More Than 5%
Southeastern Asset
Management (3)                     1,795,200                           13.6%

Fidelity Management &
Research Co. (4)                   1,375,300                           10.4

First Manhattan Capital
Management (5)                     1,060,402                            8.0

Directors and Named Executive Officers
Scott G. Arbuckle                      2,000
Zoe Baird                              5,894
Michael K. Brown                       3,648
William E. Butler                      6,829
Donald L. Butynski                    45,000
Edward J. Campbell                    10,790
Dennis Haines                         37,050             100
John R. Mellett                       22,000             425
Robert D. Neary                        5,778
John M. Sergey                         1,000
Frank E. Sheeder                      22,215
Robert R. Womack                      31,250             607

Directors and Executive
Officers as a group (6)              297,858          14,860            2.4
_____________________________

(1) Includes shares that may be acquired within 60 days after June 10, 1997, upon the exercise of options: Z. Baird - 5,000; M.K. Brown - 2,000; W.E. Butler - 5,000; D.L. Butynski - 45,000; E.J. Campbell - 9,000; D. Haines - 35,750; J.R. Mellett - 20,000; R.D. Neary - 4,000; F.E. Sheeder - 13,750;
     R.R. Womack - 21,250; all directors and executive officers as a group - 188,750.
(2) No entry means that the named party owns less than 1% of outstanding common stock and shares deemed to be outstanding in accordance with rules of the Securities and Exchange Commission.
(3)  6075 Poplar Avenue, Suite 900, Memphis, TN 38119.
(4)  82 Devonshire Street, Boston, MA 92109.
(5)  437 Madison Avenue, New York, NY 10022.
(6) Includes 50,448 shares held by an estate in which an Executive Officer, as Executor, has no current beneficial interest.

                           Summary Compensation Table

     The following sets forth the compensation of the Company's Chief Executive Officer and the other four most highly compensated executive officers (the "Named Executive Officers") for the past three fiscal years ended March 31. Stock options are the only form of long-term compensation that has been granted by the Company.
                                                                   Long-Term
                                                                 Compensation
                                                                   Number of
                                        Annual                     Securities
                                     Compensation                  Underlying
Name and Position      Year    Salary     Bonus     Other        Stock Options

Robert R. Womack (1)   1997   $400,000   $400,000                    60,000
Chairman and Chief     1996    320,833    125,000                    25,000
Executive Officer      1995    137,500             $74,447 (2)       75,000

Donald L. Butynski (3) 1997    240,000                               30,000
Group Vice President   1996    237,917                               22,000

Frank E. Sheeder (3)   1997    235,000     174,895   50,235 (2)      30,000
Group Vice President   1996    162,116      60,000   13,450 (2)      25,000

John R. Mellett (3)    1997    210,000     164,975                   30,000
Senior Vice President- 1996    166,667      60,000   32,102 (2)      25,000
Chief Financial Officer

Dennis Haines          1997   145,000      98,150                    25,000
General Counsel        1996   131,000      35,000                    15,000
and Secretary          1995   120,000      16,000                    10,000

_____________________________

(1) R.R. Womack was appointed Chief Executive Officer effective October 17, 1994, and was elected Chairman effective April 1, 1995.

(2)  Income taxes arising from the reimbursement of relocation expenses.

(3) D.L. Butynski, F.E. Sheeder, and J.R. Mellett were appointed effective May 1, 1995, August 14, 1995, and July 1, 1995, respectively.


The Named Executive Officers and one other executive officer have entered into agreements with the Company which become effective only in the event of a change in control of the Company as defined in the agreements. The agreements provide, in general, that if employment is terminated following a change in control, the Company shall pay a severance payment equal to three times current annual salary and average incentive compensation paid in the last three years of employment.



                             Stock Option Grants

     The Company's 1996 Employee Stock Plan, like prior plans, provides for the granting of options to purchase common stock at its market value on the grant date. The following sets forth the grants of stock options to the Named Executive Officers in the year ended March 31, 1997. As granted, the options have a ten-year term and they become exercisable in 25% increments over the first four years following the grant. The potential realizable values are based on appreciation rates prescribed by the Securities and Exchange Commission and are not intended to forecast the possible future appreciation of the Company's shares to the approximately $33 per share at 5% and $53 per share at 10% implicit in the amounts shown in the table at the end of the ten-year option periods.

                                                           Potential Realizable
                         Individual Grants                   Value at Assumed
           Number of    Percent                               Annual Rates of
           Securities   of Total    Exercise                   Stock Price
           Underlying   Options     Price                    Appreciation for
           Options      Granted to  Per        Expiration       Option Term
Name       Granted      Employees   Share         Date          5%      10%

R.R. Womack    30,000      9.8%      $20.125    4/21/2006    $379,695  $962,222
               30,000      9.8        20.375    6/02/2006     384,412   974,175
D.L. Butynski  20,000      6.5        20.125    4/21/2006     253,130   641,481
               10,000      3.3        20.375    6/02/2006     128,137   324,725
F.E. Sheeder   20,000      6.5        20.125    4/21/2006     253,130   641,481
               10,000      3.3        20.375    6/02/2006     128,137   324,725
J.R. Mellett   20,000      6.5        20.125    4/21/2006     253,130   641,481
               10,000      3.3        20.375    6/02/2006     128,137   324,725
D. Haines      15,000      4.9        20.125    4/21/2006     189,848   481,111
               10,000      3.3        20.375    6/02/2006     128,137   324,725


            Stock Option Exercises And Fiscal Year End Option Values

     The following sets forth for the Named Executive Officers information about stock options exercised during the year ended March 31, 1997, and outstanding at March 31, 1997.
                                             Number
                                          of Securities             Value
                                           Underlying          of Unexercised
                                           Unexercised          In-The-Money
                  Shares                     Options               Options
                 Acquired                at March 31, 1997    at March 31, 1997
                   on         Value      Exer-      Unexer-   Exer-     Unexer-
Name             Exercise    Realized    cisable    cisable   cisable   cisable
R.R. Womack       None         None       6,250     153,750    None    $661,875
D.L. Butynski     5,500       $24,750    22,000      71,500    None     231,500
F.E. Sheeder      None         None       6,250      48,750   $21,875   186,875
J.R. Mellett      None         None       6,250      48,750    26,563   200,938
D. Haines         None         None      17,750      54,250    13,125   175,000

                                Pension Plans

     The Company's Retirement Plan for the group in which the Company's executive officers participate provides monthly pensions for each year of credited service at normal retirement age of 65 (62 for employees joining the plan prior to January 1987) at the rate of .95% (1.25% before 1987) of a participant's average base salary during the five highest calendar years of earnings within the last ten calendar years of credited service. From 1987 through 1990, the rate of 1.4% of a participant's average monthly base salary that was over a covered compensation limit applied to those employees who elected to make contributions to the plan. The Company's Supplemental Pension Plan provides for the payment of any pension benefits that would be paid by the Retirement Plan if not for federal laws precluding the payment of qualified plan benefits attributable to deferred compensation and compensation exceeding $150,000 per year in 1995 as indexed for inflation thereafter.

     Mr. Womack and one other executive officer are participants in the Supplemental Executive Retirement Plan. This is a noncontributory plan that will provide Mr. Womack, at normal retirement age of 65, a monthly pension equal to 2.25% of his average base salary and incentive compensation during the last three years of employment for each year of his service as Chief Executive Officer if he is employed in that capacity through October 17, 1998. The plan will provide the other executive officer, at normal retirement age of 62, a monthly pension equal to 45% (50% before 1991) of his average base salary and incentive compensation during the five highest calendar years of earnings within the last ten calendar years of employment. Pension benefits under the plan are either straight-life or 50% joint and survivor (if married) annuities and are subject to reduction for (1) benefits that would be payable under the Company's Retirement Plan assuming participation in that plan from the first date of eligibility and (2) the employer-provided portion of any benefit to which a participant is entitled under any qualified pension plan maintained by any previous employer of the participant.

     The following table sets forth, at the normal retirement age, the estimated total amount of the annual straight-life annuity retirement benefits, which are not subject to reduction for Social Security benefits, under (1) the Retirement Plan and Supplemental Pension Plan combined, assuming the .95% benefit rate applies to all years of service; and (2) the Supplemental Executive Retirement Plan, assuming the 2.25% and 2% benefit rates and without regard to any offsets. The compensation covered by the plans is the average salary and bonuses, as applicable, included in the Summary Compensation Table.












                Combined Retirement            Supplemental Executive
                Supplemental Plans                Retirement Plan
                Years of Service                 Years of Service
              10        15         20          5         10          25
                   Benefit Rate                  Benefit Rate
Remuneration           .95%                     2.25%             2%
$  100,000  $ 9,500  $ 14,250  $ 19,000                          $ 50,000
   200,000   19,000    28,500    38,000                           100,000
   300,000   28,500    42,750    57,000                           150,000
   400,000   38,000    57,000    76,000
   500,000   47,500    71,250    95,000      $ 56,250  $112,500
 1,000,000   95,000   142,500   190,000       112,500   225,000


Name          Years of Credited Service
R.R. Womack              2.42
D.L. Butynski           11.00
F.E. Sheeder             1.67
J.R. Mellett             1.83
D. Haines               10.25

                           Directors' Compensation

     Nonemployee members of the Board of Directors currently receive an annual fee of $21,000 and a fee of $700 for each meeting. Under the Company's Deferred Compensation Plan for Nonemployee Directors, directors may elect to defer all or any part of their remuneration for such period as they elect. Amounts deferred earn interest at the prime rate. Each nonemployee director also receives annually (1) a nonqualified option for 2,000 shares of the Company's common stock at its market value on the distribution date and (2) an award of 500 shares of common stock restricted as to sale for five years or, if earlier, until the director attains age 65 and completes five years of service as a director or the occurrence of a change in control of the Company or other events, both as defined in the 1995 Directors Stock Option Plan.

     The Company's retirement plans for outside directors have been terminated except for providing benefits to directors who retired prior to August 3, 1996, and Mr. Campbell who will receive for 10 years following retirement, or his earlier death, a pension equal to 50% of the director annual cash retainer fee in effect at the date of retirement. In consideration for the termination of the retirement plan, directors with unvested accrued benefits on August 2, 1996, received the equivalent of the present value of such benefits in common stock of the Company having the same restrictions as the annual award shares as follows:

                            Present Value of        Number of Shares
          Director       Unvested Accrued Benefit    of Common stock
          Z. Baird              $ 4,038                    194
          M.K. Brown              3,079                    148
          W.E. Butler            21,357                  1,029
          R.D. Neary              5,784                    278
          Total                 $34,258                  1,649

                        Related-Party Transactions

     Mr. Brown is a director and senior advisor of Brown Brothers Harriman (HK) Ltd., a wholly-owned subsidiary of Brown Brothers Harriman & Co., which participates in a credit agreement with other lending institutions for term and revolving loans on which the Company is entitled to draw. The maximum participation of Brown Brothers Harriman & Co. is $10 million. Brown Brothers Harriman & Co. also performed certain incidental services for the Company in the last fiscal year by way of cash management and other similar services and may perform like services in the current fiscal year. The fees paid on account of these services in the last fiscal year or expected to be paid in the current fiscal year are substantially less than five percent of Brown Brothers Harriman & Co.'s consolidated gross revenue for the last fiscal year.


    Management Development and Compensation Committee Report

     The Management Development and Compensation Committee (the "Committee") is comprised entirely of nonemployee independent members of the Board of Directors. The Committee reviews the plans for developing successor executive officers and senior operating management. It also approves the adoption of compensation plans and the payments or grants made under the plans. This report describes the Company's compensation philosophy and programs and, for fiscal 1997, the bases on which the Named Executive Officers' compensation were determined by the Committee.

     The Company's success is largely dependent on the employees and their performance. High performance levels are encouraged by providing challenging careers, stimulating work environments, career development, and competitive compensation. The compensation programs are designed to attract and retain qualified individuals and are intended to link total compensation to financial results and enhanced shareholder value. The Committee takes into consideration the Company's performance during the fiscal year and each individual's performance against goals established at the beginning of the year. Target incentive compensation is set with the majority of an individual's incentive compensation tied to business performance and remainder tied to individual performance goals. Under the Incentive Compensation Program adopted on April 22, 1996, the Chief Executive Officer and each executive selected by the Committee has the opportunity to earn incentive compensation equal to a pre-defined target percentage of salary based upon the achievement of specific pretax profit targets and other performance goals. Actual payouts may range from zero to 200 percent of the target percentage of salary.

     Executive compensation has three components: (1) base salary; (2) annual incentive compensation; and (3) stock options and awards which create ownership opportunity and compensation aligned with shareholders' interests. The Committee periodically reviews these programs to ensure that they are competitive and meet the Committee's philosophy which emphasizes performance-related compensation over base salary. The Committee's policy is to position the value of salary, annual incentives, and stock option grants at the median of similarly-sized industrial companies. This peer group consists of companies participating in


published pay surveys and, therefore, is broader than the group of companies in the Dow Jones Building Materials and Heavy Construction indexes used in the Company's performance graph. The Company designs and administers its compensation program to retain tax deductibility pursuant to section 162(m) of the Internal Revenue Code.

     Base salary is governed by a salary administration plan having position levels with pay ranges based on job evaluations by an employee benefits consulting firm and numerous compensation surveys by nationally recognized firms. Within the salary structure, executive officers are paid based on individual capabilities and contributions. These assessments, within the framework of total compensation, are made by the Committee with respect to the Chief Executive Officer, and his recommendations for the other executive officers are evaluated and approved by the Committee.

     The Chief Executive Officer's incentive compensation for fiscal 1997 was based upon goal achievement, improved company performance, and strategically restructuring the Company to position it for future growth. Likewise, other executive officers' incentive compensation was based on the Company's earnings compared to the pre-established target and the achievement of individual goals.

     The Company's 1996 Employee Stock Plan allows the Committee to provide incentive rewards for employees' efforts if the value of the Company's common stock appreciates. Option awards generally are made annually based on total compensation considerations, including previous awards, and the Committee's assessment of the individual's ability to enhance shareholder value. While the Plan allows other forms of long-term incentives, only stock options were granted in fiscal 1997 and, pursuant to the Plan, three executive officers received a portion of their fiscal 1997 incentive compensation in common stock of the Company.

     The Company's compensation plans allow executive officers and certain others to defer until retirement 10% or more of salary and 25% to 100% of incentive compensation awards. Amounts deferred earn interest at the prime rate, or 25% or more of deferred incentive compensation may be accounted for as if it were invested in shares of the Company's common stock.

     This Committee also instituted required stock-holding levels for executive officers and senior management ranging from 1 to 3 times annual salary to be phased in over the next three to five years. These holding levels will further link their compensation to the Company's common stock performance and enhancement of shareholder value.

     By Committee charter, the repricing of stock options is prohibited.

                                     MANAGEMENT DEVELOPMENT AND
                                     COMPENSATION COMMITTEE

                                     William E. Butler, Chair
                                     Edward J. Campbell
                                     Robert D. Neary


                             Performance Graph

The graph below compares the change in the value of the Company's common stock to the S&P 500 Composite Stock Price Index, the Dow Jones Building Materials Industry Group Index, and the Dow Jones Heavy Construction Industry Group Index. Because of the acquisition of Eljer Industries, Inc. and discontinuing three industry segments, a transition to the building materials index is being made as it is viewed for the future as being more representative than the construction industry index of companies whose performance is likely to be influenced by the same factors affecting the Company.

     The Company's common stock total return in fiscal 1997 gained 20.4% while the building materials index return gained 19.9% and the heavy construction index return lost 15.9%.

                                  (GRAPH)


                                           Fiscal Year Ended March 31
                          1992      1993      1994      1995     1996     1997
Zurn Industries, Inc.   $100.00   $105.16   $ 68.66   $ 56.21  $ 63.88  $ 76.88
S&P 500 Composite        100.00    115.23    116.93    135.13   178.51   213.90
Dow Jones Building
  Materials              100.00    124.20    123.10    122.96   145.85   174.90
Dow Jones Heavy
  Construction           100.00    106.21    132.77    115.07   154.13   129.61


                             AGENDA ITEM NO. 2
                          APPOINTMENT OF AUDITORS

     The Board of Directors, acting upon the recommendation of its Audit Committee, has appointed the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 1998, subject to ratification by the Shareholders at the Annual Meeting. This firm has acted in this capacity since 1968. Representatives of Ernst & Young LLP will be present at the meeting with the opportunity to make statements and be available to respond to appropriate questions.















                               OTHER MATTERS

     The Board of Directors does not intend to present at the meeting any matters other than those hereinbefore mentioned, and does not know of any other matters to be presented. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment on such matters.


                      SHAREHOLDER PROPOSALS FOR 1998

     Proposals intended to be presented by Shareholders at the 1998 Annual Meeting must be received for inclusion in the proxy statement for that meeting by February 27, 1998.



                             BY ORDER OF THE BOARD OF DIRECTORS

                             DENNIS HAINES
                             General Counsel and Secretary
                             Erie, Pennsylvania
                             June 27, 1997






























                           ZURN INDUSTRIES, INC.
                 Proxy Solicited by the Board of Directors

P The undersigned appoints Robert R. Womack and Dennis Haines, or either of them, as proxies to vote in their discretion, all shares of the undersigned
R as fully as the undersigned could do if personally present at the Annual Meeting of Stockholders to be held at the Pittsburgh Airport Marriott Hotel,
O Coraopolis, Pennsylvania, on August 1, 1997, at 9:30 a.m. and at any adjournment thereof, on all matters coming before said meeting. Shares
X  represented by this Proxy will be voted as designated.

Y  Directors Recommend a Vote For:                     (change of address)

   For a term of three years:                       ________________________
   Scott G. Arbuckle                                ________________________
   Michael K. Brown                                 ________________________
   Robert D. Neary                                  ________________________
                                                    (If you have written in the
   For a term of two years:                         above space, please mark
   John M. Sergey                                   the corresponding box on
                                                    the reverse side of this
                                                    card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.
                                                                 ___________
                                                                [See Reverse]
                                                                [    Side   ]
                                                                [___________]

 _____
[     ] Please mark your            SHARES IN YOUR NAME   REINVESTMENT SHARES
[  X  ] votes as in this
[_____] example.



                  FOR WITHHELD                          FOR  AGAINST  ABSTAIN
1. Election of    ____    ____    2. Ratify appoint-    ____    ____     ____
   Directors     [    ]  [    ]      ment of auditors  [    ]  [    ]   [    ]
   (see reverse) [____]  [____]                        [____]  [____]   [____]

For, except vote withheld from
the following nominee(s):

______________________________


                                                          Change     ____
                                                            of      [    ]
                                                          Address   [____]

                                                PLEASE DATE, SIGN, AND RETURN
                                                IN THE ENCLOSED ENVELOPE --
                                                NO POSTAGE NECESSARY


SIGNATURES(S) __________________________________________    DATE______________

SIGNATURES(S) __________________________________________    DATE______________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.